UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

June 28, 2007
Date of Report (Date of earliest event reported)

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 28, 2007, the Registrant amended its Loan Agreement dated as of March 29, 2000, as previously amended, with Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (collectively, the “VC Lenders”) and certain individual lenders (with the VC Lenders, the “Lenders”) and its $5,000,000 note (the “Note”) held by such Lenders, dated as of December 20, 2002 to extend the maturity of such note to September 30, 2007 from June 30, 2007. In conjunction therewith the Lenders entered into a Consent and Amendment dated as of June 28, 2007 to Noteholders Agreement dated as of February 6, 2004, pursuant to which the consent of holders of not less than 98.38% of the interests in the Note may further extend the maturity or change the interest rate on the Note.

GCE Holdings, LLC, which is controlled by the VC Lenders, beneficially owns approximately 78% of the Registrant's outstanding common stock and has the right to designate four directors (of which it has exercised the right with respect to three directors) to the Registrant’s Board of Directors.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Fourth Amendment, Waiver and Consent dated as of June 28, 2007 to Loan Agreement dated as of February 6, 2004.

10.2	Consent and Amendment dated as of June 28, 2007 to Noteholders Agreement dated as of February 6, 2004.

10.3	Amended and Restated $5,000,000 Senior Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: June 28, 2007

Exhibit Index

Exhibit Number	Description

10.1	Fourth Amendment, Waiver and Consent dated as of June 28, 2007 to Loan Agreement dated as of February 6, 2004.

10.2	Consent and Amendment dated as of June 28, 2007 to Noteholders Agreement dated as of February 6, 2004.

10.3	Amended and Restated $5,000,000 Senior Note